SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): June 15, 1999




                              AUDIO BOOK CLUB,INC.
             (Exact name of registrant as specified in its charter)



         FLORIDA                      1-13469                     65-0429858
(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)




2295 Corporate Blvd., N.W., Boca Raton, FL                            33431
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code: 561-241-1426



Former name or former address, if changed since last report



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Item 2. Acquisition or Disposition of Assets.

     On June 15, 1999 (the "Closing"), Audio Book Club, Inc. (the "Registrant") consummated the acquisition (the "Acquisition") from Doubleday Direct, Inc. ("Doubleday") of Doubleday's business of direct marketing and distribution of audiobooks and related products through Doubleday's AUDIOBOOKS DIRECT Club (the "Acquired Business"), pursuant to the terms of an Asset Purchase Agreement dated March 18, 1999, as amended, between Doubleday and ABD Acquisition Corp. ("ABD"), a wholly-owned subsidiary of the Registrant (the "Purchase Agreement").

     At the time of the Acquisition, the AUDIOBOOKS DIRECT Club was one of the industry's leading direct marketers of audiobooks using a membership club format. As part of the Acquisition, ABD acquired AUDIOBOOKS DIRECT Club's total membership file of approximately 500,000 members, as well as certain of Doubleday's other assets relating exclusively to the AUDIOBOOKS DIRECT Club. The Registrant and Doubleday also entered into a reciprocal marketing arrangement pursuant to which the Registrant received the exclusive rights, with respect to audiobooks, for three years, subject to a one-year extension, at no additional cost and an additional three years at market rates to insert its new member acquisition material into the member mailings of Doubleday's consumer book clubs and Doubleday Select's professional book clubs, as well as distributing its member solicitation packages via direct mail campaigns to the active and inactive Doubleday and Doubleday Select book club membership lists. Subject to certain exceptions set forth in the Mailing Agreement (as defined in the Purchase Agreement), the Registrant will also be Doubleday's exclusive source for audiobooks.

     At the time of the Acquisition the Registrant and Doubleday announced the launch on July 15, 1999 of a co-branded website to be coupled with an online cross-marketing and advertising campaign pursuant to the Online Marketing Agreement dated March 18, 1999 by and between Doubleday and one of its subsidiaries and the Registrant.

     As consideration for the Acquisition and the related transactions, including the Mailing Agreement, Non-Compete Agreement and a Transitional Services Agreement (as defined in the Purchase Agreement), Doubleday received cash consideration of $18,615,000. The purchase price was determined by negotiations between representatives of the Registrant and Doubleday.

     The cash consideration paid for the Acquisition was obtained by the Registrant from (i) available cash, (ii) additional financing from Fleet National Bank ("Fleet") and ING (U.S.) Capital Corporation pursuant to a credit agreement dated as of December 31, 1998 (the "Credit Agreement") among the Registrant, the banks, financial institutions and other

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institutional lenders named therein, as Initial Lenders, and Fleet, as Initial
Issuing Bank, Swingline Bank and Administrative Agent, as amended by Amendment and Supplement No. 1 thereto dated June 14, 1999 and (iii) Norton Herrick, the Registrant's Co-Chief Executive Officer, pursuant to a $4,350,000 Convertible Senior Subordinated Promissory Note due December 31, 2004.

     The descriptions of the Purchase Agreement described herein are qualified in their entirety by reference to the terms contained therein a copy of which is filed as an exhibit to this Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

A.   Financial Statements of the Business Acquired.

     It is impracticable to provide the required financial statements of the Acquired Business at this time. The required financial statements will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.

B.   Pro Forma Financial Information.

     It is impracticable to provide the required pro forma financial information at this time. The required pro forma financial information will be filed under cover of Form 8-K/A within 60 days of the date this Form 8-K was required to be filed.

C.   Exhibits.

     Exhibit 2.1 - Asset Purchase Agreement, dated as of March 18, 1999 by and between Doubleday Direct, Inc. and ABD Acquisition Corp.

     Exhibit 2.2 - List of Omitted Schedules/Exhibits to the Asset Purchase Agreement.

     Exhibit 2.3 - Amendment No. 1 to the Asset Purchase Agreement by and between Doubleday Direct Inc. and ABD Acquisition Corp.

     Exhibit 2.4 - Amendment No. 2 to the Asset Purchase Agreement by and between Doubleday Direct Inc. and ABD Acquisition Corp.

     Exhibit 10.1 - Amendment and Supplement No. 1 to Credit Agreement dated June 14, 1999 by and among the Registrant, Fleet National Bank, as administrative agent and ING (U.S.) Capital Corporation.


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     Exhibit 10.2 - $4,350,000 Principal Amount Convertible Senior Subordinated
Promissory Note of the Registrant dated June 11, 1999 issued in favor of Norton Herrick.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            AUDIO BOOK CLUB. INC.



                                            By: /s/ Michael Herrick
                                                --------------------------------
                                                     Michael Herrick,
                                                     Co-Chief Executive Officer


Date: June 29, 1999

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